Exhibit 4.11

FIRST AMENDMENT TO WARRANTS AGREEMENT

This FIRST AMENDMENT TO WARRANTS AGREEMENT (this “Amendment”) is dated as of [•], 2014, between Magnum Hunter Resources Corporation, a Delaware corporation (the “Company”), and American Stock Transfer & Trust Company, LLC, a New York limited liability trust company, as warrants agent (the “Warrants Agent”).  This Amendment amends the Warrants Agreement dated as of October 15, 2013 between the Company and the Warrants Agent (the “Agreement”).  Capitalized terms used and not otherwise defined in this Amendment have the meanings given to such terms in the Agreement.

RECITALS

WHEREAS, Section 22 of the Agreement provides that the Company and the Warrants Agent may from time to time supplement or amend the Agreement without the approval of any Warrantholders to make any provisions in regard to matters arising under the Agreement that the Company and the Warrants Agent may deem necessary or desirable and that shall not adversely affect, alter or change the interests of the Warrantholders in any material respect; and

WHEREAS, the Company and the Warrants Agent deem it necessary or desirable to amend the Agreement as set forth in this Amendment;

NOW, THEREFORE, in consideration of the premises and mutual agreements herein set forth, the parties hereto agree as follows:

AGREEMENT

1.                                      Amendments to Agreement. Effective as of the date hereof, the Agreement is hereby amended as follows:

(a)                                 Section 7(a) of the Agreement is amended and restated to read in its entirety as follows:

(a)                                 Unless the Warrants are redeemed in accordance with Section 14 hereof, the Warrants shall expire at 5:00 p.m. New York City time (“Close of Business”) on April 15, 2016, subject to extension, in the sole discretion of the Company, in a written statement to the Warrants Agent and with at least thirty (30) days’ prior notice to registered Warrantholders in the manner provided for in Section 15 hereof (such date of expiration being hereinafter referred to as the “Expiration Date”). Beginning on [•], 2014 and thereafter until the Close of Business on the Expiration Date, the Warrants may be exercised on any business day, subject to Section 7(i)-(j) and the remaining provisions of this Agreement. After the Close of Business on the Expiration Date, the Warrants will become void and of no value.

(b)                                 Section 7(i) of the Agreement is amended and restated to read in its entirety as follows:

(i)                                     No issuance of shares of Common Stock upon exercise of Warrants shall be made unless there is a current prospectus covering such shares of Common Stock under an effective registration statement under the Securities Act or, where applicable, Canadian provincial securities laws (or an exemption therefrom), and registration or qualification of such shares of Common Stock (or an exemption therefrom) has been obtained from the state, provincial or other regulatory authorities in the jurisdiction in which such shares of Common Stock are sold. The Company will provide to the Warrants Agent written confirmation of such registration or qualification, or an exemption therefrom, when requested by the Warrants Agent, and the determination of the Company shall be final and binding on the Warrants Agent and each Warrantholder. Without limiting the foregoing, the Company, by instruction to the Warrants Agent, may suspend the exercisability of the Warrants if, in the Company’s judgment, it is necessary to amend the Registration Statement (as defined in Section 12) or supplement the related prospectus in order to maintain the effectiveness of the Registration Statement or keep the prospectus current or comply with applicable law. Following the receipt by the Warrants Agent of an instruction from the Company to suspend the exercisability of the Warrants as provided in the preceding sentence, the Warrants Agent shall not permit the exercise of Warrants without the consent of the Company until the Warrants Agent has received a further instruction from the Company terminating the suspension of the exercisability of the Warrants.

(c)                                  Section 12 of the Agreement is amended and restated to read in its entirety as follows:

12.                               Registration of Warrants and Shares of Common Stock.  The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (Registration Number 333-192613) (as amended or supplemented, the “Registration Statement”) registering the shares of Common Stock issuable upon exercise of the Warrants under the Securities Act of 1933, as amended, and the Registration Statement has been declared effective by the Commission.  Except as set forth in the penultimate sentence of Section 7(i) and the last sentence of this Section 12, the Company will use its commercially reasonable efforts to keep the Registration Statement continuously effective from the date the Registration Statement was first declared effective by the Commission through the Expiration Date and to keep the Registration Statement and prospectus included therein current while any of the Warrants are outstanding. So long as any unexpired Warrants remain outstanding, the Company will in good faith use its commercially reasonable efforts to endeavor to obtain and keep effective any and all permits, consents and approvals of governmental agencies and authorities and to make filings under federal, state and provincial securities acts and laws, which may be or become reasonably necessary in connection with the issuance and delivery of the Warrant Certificates, the exercise of the Warrants and the issuance, sale, transfer and delivery of the shares of Common Stock issued upon exercise of Warrants; provided, however, that the Company will not take such actions with respect to any transfer of the Warrants, which have not been registered under the Securities Act and are not transferable except as provided in Section 6(a) hereof. However, Warrants may not be exercised or sold by, nor may shares of Common Stock or other securities be issued to, any registered Warrantholder in any state or jurisdiction in which such exercise or sale would be unlawful. Notwithstanding anything to the contrary in this Section 12, the Company shall not be required to keep the Registration Statement or any other registration statement covering the shares of Common Stock issuable upon exercise of the Warrants effective or current or any related prospectus current if in the reasonable judgment of the Company the discrepancy between the market price of the Common Stock and the Exercise Price makes it unlikely that the Warrants will be exercised or following the Close of Business on the Expiration Date or such earlier date upon which all Warrants have been exercised or redeemed in full in accordance with the terms set forth herein.

(d)                                 Section 14 of the Agreement is amended to add the following new paragraph (e) at the end of such Section:

(e)                                  Notwithstanding anything herein to the contrary, the Redemption Date (i) shall be extended to the date that follows the Redemption Date otherwise in effect by a number of days equal to the number of days during which the exercisability of the Warrants has been suspended pursuant to Section 7(i) after the exercise by the Company of its right to redeem Warrants, and (ii) may be extended, at the option of the Company if, and for such period of time during which, in the Company’s reasonable judgment the discrepancy between the market price of the Common Stock and the Exercise Price of the Warrants makes it unlikely that the Warrants will be exercised.  If the Redemption Date is extended pursuant to this Section 14(e), then promptly after such extension the Company will provide written notice of such extension to each Warrantholder whose Warrants are to be redeemed, which notice shall specify the Redemption Date resulting from such extension; provided, however, that in the case of an extension pursuant to clause (ii) above, the notice may provide that the Company will specify the new Redemption Date in a subsequent written notice to affected Warantholders, which Redemption Date shall not be less than [ten (10)] days after such subsequent notice.

2.                                      Continuing Effect.  Except as specifically amended by this Amendment, the Agreement shall continue to be in full force and effect and is hereby ratified and confirmed in all respects and for all purposes.

3.                                      Governing Law.  This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be construed in accordance with the internal laws of the State of Delaware without regard to conflict of law or choice of law principles that would cause the application of any laws other than the State of Delaware.

4.                                      Counterparts.  This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

[Signature page follows.]

IN WITNESS WHEREOF the parties hereto have caused this Amendment to be executed and delivered as of the day and year first written above.

MAGNUM HUNTER RESOURCES CORPORATION

By:
		Name:	Joseph C. Daches
		Title:	Senior Vice President and Chief Financial Officer

Attest:

By:
Name:	Paul M. Johnston
Title:	Senior Vice President and General Counsel

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC

By:
		Name:	Barbara J. Robbins
		Title:	Vice President

Attest:

By:
Name:	Kathy O’Kane
Title:	Vice President

Signature Page to First Amendment to Warrants Agreement